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                                  Exhibit 24

                              AMDAHL CORPORATION
                              POWERS OF ATTORNEY

The undersigned directors of Amdahl Corporation, a Delaware corporation, do hereby appoint Edward F. Thompson, Secretary of the Corporation, their lawful attorney and agent for signature with power to execute the Corporation's Annual Report on Form 10-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. The power granted herewith includes the power and authority to sign the names of the undersigned directors to any and all amendments filed to the Annual Report. Each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do pursuant to this power. This power of attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of January 27, 1994.



By   K. Fukagawa                    By  George R. Packard
     -------------------                -----------------------
     Keizo Fukagawa                     George R. Packard


By   E. F. Heizer, Jr.              By  Walter B. Reinhold
     -------------------                -----------------------
     E. F. Heizer, Jr.                  Walter B. Reinhold


By   Kazuto Kojima                  By  Takamitsu Tsuchimoto
     -------------------                -----------------------
     Kazuto Kojima                      Takamitsu Tsuchimoto


By   R. Stanley Laing               By  J. Sidney Webb
     -------------------                -----------------------
     R. Stanley Laing                   J. Sidney Webb


By   John C. Lewis                  By  E. R. White
     -------------------                -----------------------
     John C. Lewis                      Eugene R. White


By   Burton G. Malkiel              By  E. Joseph Zemke
     -------------------                -----------------------
     Burton G. Malkiel                  E. Joseph Zemke